EXHIBIT 2.2
AMENDMENT TO STOCK PURCHASE AGREEMENT
     AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of July 13, 2005 (this “Amendment”), by and between MIDWEST BANC HOLDINGS, INC., a Delaware corporation (“Seller”), and WESTERN ILLINOIS BANCSHARES, INC., an Iowa corporation (“Purchaser”).
RECITALS
     A. Seller and Purchaser are parties to a certain Stock Purchase Agreement (the “Agreement”) dated as of May 31, 2005.
     B. Seller and Purchaser desire to amend the Agreement as provided herein.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Parties agree to amend the Agreement as follows:
AMENDMENT
     Section 1. Amendment. Section 5.05 of the Agreement is hereby amended as follows:
          (a) In the first sentence of Section 5.05, the phrase “, if requested in writing by Purchaser within 60 days of the date of this Agreement,” is hereby replaced with the following: “, if requested in writing by Purchaser on or before August 15, 2005,”.
          (b) In the third sentence of Section 5.05, the phrase “(a) on or prior to the 60th day after the date of this Agreement, Purchaser shall have firm commitments to sell, and such sales shall occur as of or before the Closing Date, at least $20,000,000 of common voting equity of Purchaser” is hereby replaced with the following: “(a) on or prior to August 15, 2005, Purchaser shall have firm commitments to sell, and such sales shall occur as of or before the Closing Date, at least $20,000,000 of common voting equity of Purchaser”.
     Section 2. Continued Force and Effect. Except as expressly amended or modified hereby, each of the terms, provisions, covenants, representations and warranties contained in the Agreement shall remain in full force and effect.
     Section 3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original.
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[Signature pages follow on next page]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

WESTERN ILLINOIS BANCSHARES, INC.
By:	/s/A.S. Hart, III
	Name:	A.S. Hart, III
	Title:	President

By:	/s/Christopher Gavin
	Name:	Christopher Gavin
	Title:	Secretary

MIDWEST BANC HOLDINGS, INC.
By:	/s/James J. Giancola
	Name:	James J. Giancola
	Title:	President and Chief Executive Officer

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